UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 19, 2004
(Date of Earliest Event Reported)

OLYMPIC CASCADE FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-12629 (Commission File Number)	36-4128138 (I.R.S. Employer Identification No.)

875 North Michigan Avenue, Suite 1560, Chicago, IL 60611
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 751-8833

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

 On October 19, 2004, Olympic Cascade Financial Corporation (the “Company”) received notice from the staff of The American Stock Exchange (“Amex”) indicating that its appeal to maintain listing on Amex has been denied by a Listing Qualifications Panel of the Amex Committee on Securities (the “Panel”). The notice indicates that the Panel agreed with the Amex staff’s analysis that the Company was not in compliance with Section 1003(a)(i) and 1003(a)(ii) of the Amex Company Guide and extensions beyond those already received by the Company would not be granted in accordance with Section 1009. Accordingly, Amex will suspend trading in the Company’s common stock as soon as practicable in accordance with Section 1204(d) of the Amex Company Guide, and will file an application with the Securities and Exchange Commission to strike the Company’s common stock from listing and registration on Amex when and if authorized, in accordance with Section 1205(g), 1206(d) and/or Section 1206(e) of the Amex Company Guide.

 The Company anticipates that its common stock will be eligible to be quoted on the OTC Bulletin Board following its delisting from Amex.

 In connection with this event, the Company issued a press release on October 20, 2004, a copy of which is attached hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

(c)    Exhibits

 Exhibit
 Number     Description

 99.1         Press Release dated October 20, 2004

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLYMPIC CASCADE FINANCIAL CORPORATION

By:	/s/ Mark Goldwasser
Mark Goldwasser
President and Chief Executive Officer

Dated: October 20, 2004